Exhibit 10.4

          This  Amendment to  the Employment  Agreement dated  July 4,

1993 is  made as of ___June  27______, 1995 by and  between WLR FOODS,

INC., a Virginia  corporation (WLR) and  JAMES L. KEELER (Keeler)  who agree as follows:

          A new Paragraph 6 is hereby inserted as follows:

          6. Continuing Health Care Coverage. The Company shall provide health care insurance coverage for Keeler and his wife for their respective lives, provided Keeler does not retire from the Company prior to his reaching age 65. For purposes of this Paragraph 6, retirement shall not include his termination of employment due to death or disability, or a termination following a change in control as defined in the Severance Agreement by and between WLR and Keeler dated February 4, 1994, in any of which events Keeler and his wife shall be entitled to the coverage provided herein.

          Existing Paragraphs 6 through  12 are  hereby renumbered  as

Paragraphs 7 through 13 respectively.

          WITNESS the following signature and seal; and

          IN WITNESS WHEREOF, WLR Foods, Inc. has caused  this writing to  be signed  in  its  name  and  on its  behalf  as  thereunto  duly authorized.


                       ____/S/ James L. Keeler______________________
                       JAMES L. KEELER

                       WLR FOODS, INC.

                       By:__/s/ Herman D. Mason_____________________
                              Herman D. Mason

                       By:__/S/ Chas. Wampler, Jr.__________________
                               Charles W. Wampler, Jr.

                       By:___/s/ Charles L. Campbell________________
                               Charles L. Campbell

                       Members of the Executive Compensation Committee

                       By:___/s/ Chas. Wampler, Jr._________________
                               Charles W. Wampler, Jr.
                               Chairman of the Board

PCSjr/mc/50080-28/52912